Exhibit 10.8

Innovation, entrepreneurship, innovation center lease contract

Contract No.: HT20240408-SCZX001

Lessor (hereinafter referred to as Party A): Xiamen Xiangfa Real Estate Co., Ltd. (hereinafter referred to as Party A)

Lessee (hereinafter referred to as Party B): Xiamen QINGXIANGXING Network Technology Co., LTD. (hereinafter referred to as Party B)

In accordance with the relevant laws and regulations of the state and Xiamen City, party A and Party B hereby enter into this contract for the lease of both parties.

1. The subject matter of the lease

1.1 The subject matter of the lease under this contract

order number	Property name	Leased area (square meters)
1	Unit 602,6, F, Building 1, No.1888, Hongxiang West Road, Jinhai Street, Xiang’an District	125.79
amount to		125.79

1.2 The leased floor area (including but not limited to the shared area of the house, etc.), the rent, property management fee, housing public maintenance fee or other funds calculated based on the area of the house shall be calculated based on the leased area stipulated in this paragraph.

1.3 Before signing this Contract, Party B has made necessary information on the rights and physical status of the leased subject matter under this Contract Verification and on-site inspection, fully understand the current situation of the lease subject matter under this contract.

1.4 The building serial number, floor number and unit serial number of the leased subject matter is not completely in accordance with the numerical serial number Column. The specific ranking method shall be decided by Party A independently.

1.5 Before the signing of this Contract, Party A has truthfully informed Party B of the land, the ownership of the premises and the right to the use of the premises hereunder, and Party B has clearly known the above information and leased the subject matter hereunder based on this premise. The parties shall not confirm and discuss the above conditions of the subject matter hereunder and Party B shall not rescind or terminate this Contract.

1.6 The use scope, conditions and requirements of the subject matter, the use of the leased property, the existing decoration, ancillary facilities and equipment, and the contents, standards and matters to be agreed on in the decoration and addition of ancillary facilities shall be listed by Party A and Party B in the supplementary agreement. Both party A and Party B agree that the appendix shall be the acceptance basis for the delivery of the subject matter hereunder to Party B and party B’s return of the subject matter hereunder to Party A upon termination of this Contract.

2. Use of rough leasing

2.1 The subject matter of the lease hereunder shall only be legally used by Party B as an office, and Party B shall not change it during the term of this Contract The use of this subparagraph.

2.2 Party B shall abide by the regulations of the state and Xiamen City on the use of premises and property management, abide by Chinese laws, regulations and various normative documents formulated by administrative authorities, and apply for and obtain all government licenses, approval certificates and business licenses required for office and business by itself.

2.3 Management and restrictions on the lease use of the lease subject matter under this Contract, and the management related to the subject matter of the lease under this Contract The management system and property management system shall also be binding on both parties, and matters not covered herein may be agreed by both parties in writing.

2.4 Party B warrants that, during the lease term, without the written consent of Party A and before the approval of the relevant authorities, Do not change the above agreed purpose of use without authorization.

3. term of lease

3.1 The lease term of the subject matter under this Contract shall be from April 1,2024 (hereinafter referred to as the “Lease Date”) to March 31,2025.

3.2 Upon expiration of the contract, Party B shall vacate the leased unit to Party A on time, and Party A shall take back the leased unit free of charge.

4. rent

4.1 Payment of the rent

4.1.1 Rent standard (tax included):

Rent list (unit price: RMB / square meter / month, billing currency: RMB):

Resource name	period	unit-price	Tax-inclusive monthly rent	Subtotal of rent (tax included)	VAT
Unit 602,6, F, Building 1, No.1888, Hongxiang West Road, Jinhai Street, Xiang’an District	2024-04-01 to 2024-06-30	36.18	4551.00	13653.00	1127.31

Unit 602,6, F, Building 1, No.1888, Hongxiang West Road, Jinhai Street, Xiang’an District	2024-07-01 to 2024-09-30	36.18	4551.00	13653.00	1127.31

Unit 602,6, F, Building 1, No.1888, Hongxiang West Road, Jinhai Street, Xiang’an District	2024-10-01 to 2024-12-31	36.18	4551.00	13653.00	1127.31

Unit 602,6, F, Building 1, No.1888, Hongxiang West Road, Jinhai Street, Xiang’an District	2025-01-01 to 2025-03-31	36.18	4551.00	13653.00	1127.31

amount to				54612.00	4509.24

The rent shall be paid once a quarter (first quarter, as indicated in special circumstances), and the rent shall not include property management fee, public maintenance fee and other related expenses payable by Party B (including but not limited to water and electricity fee, limited TV fee, broadband fee, etc.).

4.1.2 Party B shall, to Party A on the date of the signing of this Contract, pay the first rent of RMB 13,653.00 from April 01,2024 to June 30,2024.

4.1.3 Except for the initial rent, Party B shall pay the remaining rent to the collection bank account designated by Party A before the 20th of one month before the start of each payment cycle (if holidays occur, Party B shall pay the rent before the statutory holidays). If the lease term expires or the contract is terminated, the last rent shall be settled according to the actual number of days.

4.2 The receiving bank account designated by Party A is:

Account name: Xiamen Xiangfa Real Estate Co., LTD

Bank of deposit: ICBC Xiamen Xiang’an Sub-branch

Account No.: 4100028619248086060

4.3 Party A shall issue the receipt voucher or invoice within 7 working days after receiving the payment from Party B.

5. Performance bond and deposit

5.1 Within 5 working days from the date of signing this Contract, Party B shall pay the performance bond of RMB 13,653.00 only to Party A. During the lease term, unless otherwise agreed, Party B shall not offset any fees with the performance bond.

5.2 If Party B breaches any provision hereof, Party A shall have the right (but no obligation) to directly deduct any unpaid fees payable by Party B from the performance bond, including but not limited to rent, property management fee, water and electricity charges and other expenses, liquidated damages and losses caused by Party B’s breach of contract. If the performance bond is therefore reduced or insufficient to compensate, Party B shall make up the performance bond to Party A within 5 working days from the date when Party A issues the written request.

5.3 The performance bond shall be returned to Party B without interest within 10 working days after meeting the following conditions:

5.3.1 Upon expiration of the contract, the lease relationship shall terminate naturally and Party B has not breach of contract;

5.3.2 Party B shall not owe any fees (including but not limited to rent, property management fee, public maintenance fee, water and electricity fee, other expenses, liquidated damages, compensation for losses, etc.);

5.3.3 The leased subject matter and ancillary facilities and equipment hereunder shall be accepted and accepted by Party A;

5.3.4 Various business licenses registered by Party B using the subject matter hereunder have been changed or cancelled, and the lease shall be registered log off;

5.3.5 Other matters agreed upon by both parties.

5.4 If Party B withdraws the lease in advance without authorization or Party A exercises the unilateral termination right of the contract due to Party B’s breach, it shall not breach the contract as agreed herein In addition to the liability, Party A has the right not to return the performance security deposit.

5.5 party b shall be within 5 working days from the date of this contract, to Xiamen xiang hair property service co., LTD., pay utilities, property management fees and housing public maintenance gold deposit (RMB (4551.00) during the lease, such as party b default utilities or property management fees and public maintenance, Xiamen xiang hair property service co., LTD., have the right to deduct. If Xiamen Xiangfa Property Service Co., Ltd., Party B shall make up the amount of deduction by Party A within 3 days.

6.Property management

6.1 During the lease term, Xiamen Xiangfa Property Service Co., Ltd. (hereinafter referred to as “Xiangfa Property”) shall be responsible for the property management of the leased subject matter under this Contract. As the lessee of the building, Party B agrees to perform the rights and obligations stipulated in the Property Service Contract of Xiang’an District Innovation, Entrepreneurship and Creation Center signed by the acting owner of the building (Xiamen Xiangfa Real Estate Co., Ltd.) and Xiamen Xiangfa Property Service Co., Ltd.

6.2 Party B and its employees shall abide by all the management regulations of the lease subject matter under this contract, and work with party A and the property management unit to maintain the lease of the subject matter under the contract and the legitimate rights and interests of the user, and ensure the safety, health and normal working order of the lease subject matter under this contract, and prevent all kinds of accidents. In case of any accident caused by the improper use of Party B and its subordinates, all responsibilities and expenses shall be borne by Party B.

6.3 During the term of this Contract, the property management fee (including public maintenance fee), water and electricity fee shall be calculated according to the leased area. The fee standard is tentatively set as follows, subject to the annual fee standard issued by Xiamen Xiangfa Property Service Co., Ltd. or a third party designated by Party A; the current fee standard is as follows:

6.3.1 The property management fee is calculated at RMB 4 yuan / square meter / month;

6.3.2 Public maintenance fee is calculated at RMB 1 yuan / square meter / month;

6.3.3 Water and electricity charges are calculated at RMB 4 yuan / square meter / month.

6.4 If Party B needs to decorate the subject matter of the lease hereunder, it shall first obtain the written consent of Party A and pay the decoration deposit to Xiamen Xiangfa Property Service Co., Ltd. The decoration deposit shall be RMB 15 / square meter. The standard of the payment. If Party B needs Xiamen Xiangfa Property Service Co., Ltd. to clean and transport the decoration garbage, it shall pay the garbage removal fee to Xiangfa Property separately, and the standard is tentatively set at 8 yuan / square meter. The decoration of Party B shall comply with the relevant management regulations of Xiamen City and shall not engage in / conduct including but not limited to the following prohibited items:

(1) Damaging the main structure of the building and increasing the load-bearing weight shall not exceed the designed bearing weight of the building; the leased property shall not be demolished form;

(2) Damage the fire fighting facilities and equipment of the building, block the fire fighting passageway, occupy / block / occupy / move / cover the fire fighting facilities; if it needs to report to the fire brigade for approval, it shall obtain the approval procedures before starting construction;

(3) Abide by the decoration schedule of the building, use environmentally friendly decoration materials and decoration technology, and shall not affect the normal office ring of the building customers Environment and order;

(4) During the decoration period, the public facilities and equipment of the building shall not be damaged. If there is any damage, it shall be repaired in time;

(5) During the decoration period, the management of construction and decoration garbage should be done in accordance with the provisions of garbage classification: do not pour foreign bodies into the sewer, Prevent pipeline blockage and pollution; the construction waste shall not be piled up or discarded at will to cause pollution.

(6) Other decoration behaviors that do not meet the provisions.

6.5 During the lease term, the property management fee, public maintenance fee, water fee and electricity fee of the lease subject matter under this contract Gas / Natural gas, communication, air conditioning, shared expenses and other expenses shall be borne by Party B.

6.6 During the lease term, the property service fee and the housing public maintenance fee shall be paid for three months, and Party B shall pay the fees of the next period within 10 days before the end of each payment period. Water and electricity charges shall be collected on a monthly basis, and Party B shall pay to Xiamen Xiangfa Property Services Co., Ltd. within 15 working days after the notice of water and electricity charges (for the relevant government departments and / or the water supply unit, the new charging standard shall be implemented).

6.7 During the lease term, Party B shall consciously pay the property management fee, public maintenance fee, water and electricity charges and other items on time Industry costs. Electricity and other shall pay with according to real payment (the fees issued by the property company or related payment notice specified payment amount, if party b has any objection shall be within 3 days in writing to party a or property company, otherwise as party b has no objection to the cost and shall pay on schedule).

If Party B fails to pay the above property management fee, house public maintenance fee and water and electricity fee on time, the building property management unit shall have the right to charge party B a late fee of 60.000 per day.

6.8 Property management fee, public maintenance fee, water and electricity fee and other collection accounts:

Company name: Xiamen Xiangfa Property Service Co., LTD

Bank: Xiamen Construction Bank Xiang’an Sub-branch

Company account number: 35101575001059688888

7. Delivery of the leased subject matter

7.1 Unless otherwise agreed by both parties, when signing this Contract, Party A has transferred the subject matter and ancillary facilities leased hereunder to Party B as agreed herein.

7.2 both parties agree that the contract lease the subject matter and the ancillary facilities are present delivery (strong and weak electric communication to floor shaft or total multimedia control box, the rest of the actual need to design and installation layout, but shall be submitted to the property management unit and the relevant government departments before approval implementation), both sides have no objection to this.

8. Maintenance and repair of the leased subject matter

8.1 During the lease term, Party B shall be responsible for the maintenance and maintenance of the subject matter and ancillary facilities leased hereunder and shall undertake accordingly Maintenance, maintenance and maintenance costs incurred (except for the quality problems of the main structure of the house).

8.2 if party b does not timely maintenance, maintenance or repair and / or refused to bear maintenance, maintenance or repair responsibility and cost, party a has the right to unilaterally entrust a third party for maintenance, maintenance or repair, so all responsibilities and expenses shall be borne by party b (party b has the right to party b has delivered rent, performance deposit, deposit directly deducted, insufficient part make up by party b).

8.3 During the lease term, if the subject matter and ancillary facilities leased hereunder are damaged or faulty due to improper or unreasonable use by Party B, Party B shall be responsible for maintenance. If Party B refuses to maintain, Party A shall have the right to unilaterally entrust a third party to carry out maintenance, and all responsibilities and expenses incurred thereby shall be borne by Party B. (Party A shall have the right to directly deduct the rent, performance deposit and deposit paid by Party B, and party B shall make up the deficiencies).

9. Use of the leased subject matter

9.1 this contract lease subject matter is limited to party b office use, without the written consent of party a shall not for any other purposes shall not stay, shall not be any illegal or in violation of disgraceful consideration activities, shall not lend others to use, shall not be used to warehouse, shall not be used as a “triad” place, shall not be engaged in seriously affect the other tenants.

9.2 It is forbidden to store toxic, harmful, inflammable, explosive and other dangerous goods or emit irritating gas in the subject matter of the lease under this contract Otherwise, all responsibilities and expenses incurred thereby shall be borne by Party B.

9.3 Party A or the property management unit shall have the right to supervise and inspect the use of Party B, and shall have the right to conduct Party B’s illegal acts Dangerous behavior or hidden safety risks to stop or put forward rectification suggestions.

9.4 Party B shall strengthen the management of the employed or employed personnel, strictly prohibit throwing objects from high altitude, properly handle labor relations and customer relations, prevent personnel safety accidents, mass incidents or vicious social incidents, and maintain good office and operation order. Otherwise, all responsibilities and expenses incurred thereby shall be borne by Party B.

9.5 The subject matter of the lease under this contract is the fine decorated room, and Party B shall not redecorate it without the written permission of Party A. Party a book If party B is allowed to redecorate, Party B shall go through the decoration construction only after handling the decoration procedures according to the regulations of Party A.

10. Return of the subject matter of the lease

10.1 Party B shall return the subject matter of the lease hereunder on the date of expiration date of the lease term hereof. If party B fails to return the lease without the written consent of Party A, Party B shall pay liquidated damages to Party A at the standard of RMB 2,000 / day for each day of the delay until the date of full return.

10.2 Party B’s return of the lease subject matter hereunder shall conform to the normal use status and shall be accepted and approved by Party A.

10.3 Upon expiration or termination of the contract, Party B shall not dismantle the decoration (including newly fixed partition walls, Windows, lamps, doors, water and electricity pipelines and other damage after disassembly) or damage the interior decoration; If Party B damages the interior decoration at will, Party A has the right not to return Party B’s performance deposit and hold Party B liable for breach of contract. If Party A requires Party B to dismantle some facilities, such as billboards and lighting, installed by Party B, Party B must restore the appearance of the leased unit to its original state. Party A shall not compensate Party B for any investment in decoration, facilities and equipment (including the decoration and other expenses invested by Party B).

10.4 Before Party B returns the subject matter of the lease, Party B shall settle with Party A the rent, water and electricity fee, property management fee, public maintenance fee, house occupancy fee, liquidated damages, and house occupancy fee, etc. Otherwise, party B shall not move the property out of the building / park where the subject matter is located, and Party A shall not bear the custody responsibility. If there is any balance after settlement, Party A shall return it to Party B without interest; if the settlement is insufficient, Party B shall make up the balance truthfully. If Party B uses the subject matter of the lease as the registered address of the operating entity of the Company, Party A shall have the right not to settle the settlement before removing the registered address, and all responsibilities and expenses incurred thereby shall be borne by Party B.

10.5 When returning the subject matter of the lease, Party B shall clean up its own items in the leased subject matter, otherwise, Party B shall be deemed to have abandoned the ownership and Party A shall have the right to dispose of it, and all responsibilities and expenses incurred thereby shall be borne by Party B.

11. Advertising release

11.1 If Party B intends to lease the subject matter (including but not limited to the exterior wall of the building, elevator, public space, glass, hereunder The roof, etc.) and the advertising (including but not limited to the advertising of the company, business promotion, signboards, etc.) shall submit a written application to Party A and attach the relevant advertising scheme, which shall be implemented only after written examination and approval by Party A.

11.2 If Party A agrees to publish advertisements, party A and Party B shall sign a separate advertising release agreement.

12. Sublease, loan and change of contract subject (if any)

12.1 During the lease term, Party B shall not change the business purpose of the leased property without authorization, shall not build the leased property without permission, damage the store structure, damage the exterior wall, and shall not sublet, lend or exchange the leased property. If Party B violates any provision of this article, Party A shall have the right to immediately terminate the contract in advance and take back the leased property free of charge, and the performance bond paid by Party B shall not be returned.12.2 if party b needs to use the lease subject matter under the contract in xiang’an district local registered company, shall be submitted to party a in advance in written approval and within five working days after receiving the business license of the qualification certificate of business license and the legal representative id copy (both) build official seal to party a for the record, otherwise as party b default. At the same time, Party B shall take the initiative to handle with Party A and the property management unit the subject of this contract and relevant contracts, the deposit, deposit, notice and contact information.

13. Termination and termination of the Contract

13.1 During the lease term, under any of the following circumstances, this Contract shall be terminated and neither party shall be liable to each other. Party A shall return the rent, performance deposit, deposit and so on for the remaining term:

13.1.1 The subject matter of the lease and the land use right within the scope of occupation are recovered in advance according to law;

13.1.2 The subject matter of the lease under this Contract is requisitioned according to law due to social and public interests;

13.1.3 The subject matter of the lease under this contract is included in the scope of the house demolition permit according to law due to the need of urban construction;

13.1.4 The subject matter of the lease is damaged, lost or identified as dangerous premises;

13.1.5 Party A and Party B agree to terminate the agreement through negotiation.

13.2 During the lease term, Party A shall have the right to unilaterally terminate the Contract in any of the following circumstances:

13.2.1 Party B uses the subject matter under this Contract to engage in activities illegal or public order and good customs;

13.2.2 Party B sublets, sublet or lent the subject matter to a third party without the written consent of Party A;

13.2.3 Party B brings inflammable, explosive, toxic and harmful substances or articles with pungent odor into the subject matter of the lease under this Contract or within the scope of the park, and still refuses to correct or causes harmful consequences upon the notice of Party A or the property management unit;

13.2.4 With the use of open fire or fire hazard in the leased subject matter hereunder or within the park, it still refuses to correct or cause harmful consequences upon notice by Party A or the property management unit;

13.2.5 Major safety accidents or mass incidents, vicious social incidents, or containment of the gate of the park due to Party B;

13.2.6 Party B or its subordinates do not obey the management, abuse or beat Party A or the staff of the property management unit;

13.2.7 Party B publishes advertisements without signing an advertising agreement with Party A and refuses to correct or cause harmful consequences after notice by Party A or the property management unit;

13.2.8 Party B delays in paying relevant fees (including but not limited to rent, performance bond, deposit or property management fee, water and electricity Fee, etc.) over 10 natural days;

13.2.9 Other violations of laws or regulations of this Contract and the management system and property system related to the subject matter of the lease under this Contract.

14. Liability for breach of contract

14.1 If Party A delays to deliver the subject matter hereunder, the lease term shall be extended accordingly.

14.2 If Party B delays in paying relevant expenses (including but not limited to rent, performance deposit, deposit or property management fee, public maintenance fee of the premises, water and electricity fee, etc.), Party B shall pay liquidated damages according to 1 ‰ of the unpaid expenses; beyond 10 natural days, Party A shall have the right to unilaterally terminate the Contract (Party A has the right to unilaterally stop water, power, and air conditioning), Party B shall pay 20% of the total rent; if the liquidated damages are insufficient to compensate Party A, Party B shall make compensation according to reality.

14.3 If the subject matter of the lease under this Contract cannot be extended when the lease term expires due to improper or unreasonable use by Party B, Party B shall pay party A a penalty of 20% of the total rent hereunder. If the liquidated damages are insufficient to compensate Party A for all the losses, Party B shall make the actual compensation.

14.4 If either party breaches the provisions hereof and unilaterally terminates this Contract without authorization, the breaching party shall pay the non-breaching party 20% of the total rent hereunder. If the liquidated damages are insufficient to compensate the non-breaching party, the breaching party shall pay full damages.

14.5 The termination or termination of this Contract shall not affect the non-breaching party’s claim of liability for breach from the breaching party, nor shall the performance of obligations and the assumption of the liability for breach after the termination or termination of this Contract.

15. Force majeure

15:1 for unforeseeable, unavoidable and insurmountable natural or social reasons (hereinafter referred to as force majeure, including but not limited to, typhoon, earthquake, tsunami, not caused by party a or party b fire, strike, riots, war, government ban, government management measures, requisition, etc.) caused by the unable to perform or cannot fully perform the contract, both parties shall be investigated for liability for breach of contract, and solve the contract performance according to the following agreement:

15.1.1 If the Contract cannot be performed due to force majeure, the Contract shall be automatically terminated, and both parties shall liquidate the expenses and responsibilities during the performance of the Contract;

15.1.2 If the contract is temporarily unable to perform due to force majeure, the contract shall continue to be performed after the termination of the force majeure event, and the rent during the period of force majeure shall be exempted.

15.2 If party B causes property losses or casualties due to other tenants, Party B shall claim compensation from the responsible party, and Party A shall not be liable.

15.3 Party B shall bear all responsibilities and expenses incurred in the use of the subject matter hereunder, and Party A’s supervision, management and inspection of Party B’s use of the subject matter under this Contract according to this Contract shall not cause Party A to bear any legal responsibility for the consequences of Party B’s actions. If Party A assumes the responsibilities to a third party due to Party B’s behavior, Party B shall bear all the responsibilities and expenses incurred thereby.

16. Registered address relocation

16.1 If Party B takes the subject matter of the lease hereunder as the industrial and commercial registered address of the company and other operating entities, it shall terminate the Contract or go through the formalities of moving out the registered address by itself. If Party B delays in moving out, it shall pay liquidated damages to Party A at the standard of 1 / 1000 of the total rent hereunder, until the date of moving out.

16.2 Party A shall have the right to submit the declaration of the termination of the lease contract after the termination of the contract without the consent or notice of Party B. All responsibilities and expenses incurred by the administrative department in accordance with this statement shall be borne by Party B.

17. Dispute settlement

All disputes arising from the performance of this Contract shall be settled by both parties through negotiation, or if either party wishes to negotiate, the parties shall file a lawsuit to the People’s Court of Xiang’ an District, Xiamen City for settlement.

18. Notice and Service

18.1 All notices given by one party to the other party shall be delivered by hand or by courier to the following addresses or other addresses notified:

Party A: Xiamen Xiangfa Real Estate Co., LTD

Address: 16, No.1888 Hongxiang West Road, Xindian Town, Xiamen City

contacts:

Tel.: 0592-7062788

code: 361009

Party B: Xiamen QINGXIANGXING Network Technology Co., LTD

address:

contacts:

Tel.: 18659299125

code:

18.2 The following dates shall be deemed as the date of notice service:

18.2.1 The date of receipt delivered by person shall be the date of receipt;

18.2.2 Delivery by express mail shall be made for 3 days after delivery.

18.3 If either party changes the above address, it shall notify the other party in writing. If the address or contact information of either party changes, however

If the other party is not notified in advance, the other party sent to the original address by the above means shall also be deemed to have been served.

19. Special agreement

19 This Contract is the true intention of both parties and signed by both parties. At the request of the contract, both parties may sign and submit the contract (referred to as “Filing Contract”). Party A and Party B unanimously confirm that the filing contract is only used for any other purposes, and the rights, obligations and expenses between both parties shall be subject to the provisions of this Contract; in case of any inconsistency or contradiction between the filing contract and this Contract, the provisions of this Contract shall prevail.

20. Supplementary Provisions

20.1 This Contract shall come into force upon being signed or sealed by both parties.

20.2 Matters not covered herein shall be negotiated by both parties and a supplementary agreement.

20.3 This contract is made in triplicate, with each party holding one copy and the property management unit holding one copy, both of which shall have the same legal effect.

21. Supplementary terms:

21.1

(No text available below)

Party A (seal): Xiamen Xiangfa Real Estate Co., LTD

legal representative:

operator:

date of signing:

place of signing:

Party A (seal): Xiamen QINGXIANGXING Network Technology Co., LTD legal representative:

operator:

date of signing:

place of signing: